Exhibit 5.16

November 5, 2014

Omnicare, Inc.

900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio 45202

Ladies and Gentlemen:

We have acted as Pennsylvania counsel for Continuing Care Rx, LLC, Omnicare Pharmacies of Pennsylvania West, LLC and Suburban Medical Services, LLC, each a Pennsylvania limited liability company (each an “LLC Guarantor” and collectively, the “LLC Guarantors”) and for NeighborCare, Inc. and Delco Apothecary, Inc., each a Pennsylvania corporation (each a “Corporate Guarantor” and collectively, the “Corporate Guarantors” and together with the LLC Guarantors, the “Guarantors”), in connection with the guarantee (the “Debt Guarantee”) of debt securities (the “Debt Securities”) to be issued pursuant to (i) a form of senior notes indenture (the “Senior Notes Indenture”), between the Company and the trustee party thereto or (ii) a subordinated notes indenture (the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures” and, each an “Indenture”), between the Company and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, dated June 13, 2003, which are filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Company’s registration statement on Form S-3 (the “Registration Statement”) on November 5, 2014.

Terms used (but not defined) herein have the meanings assigned to them in each of the Indentures.

We have reviewed an electronic copy of the Indentures.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the documents, corporation and limited liability company records and certificates of public officials and officers of the Guarantors described in Exhibit A and have conducted such investigation of law as we have deemed appropriate to give the opinions set forth below. In addition, we have relied as to certain matters of fact upon the representations of the Guarantors contained in the Indentures and in the Secretary’s Certificate of the Guarantors dated November 5, 2014.

Omnicare, Inc.

November 5, 2014

We have assumed without independent investigation and without opining thereon that the following facts and conclusions are accurate:

a)	All signatures on all instruments and documents submitted to us are genuine; all documents and other records submitted to us as originals are authentic and complete; and all documents and other records submitted to us as copies are accurate and complete copies of the originals thereof. No modifications or amendments have been made to the Indentures since the date of execution or to the Certificates of Organization of Domestic Limited Liability Company or Limited Liability Company Agreements of the LLC Guarantors or Articles of Incorporation or Bylaws of the Corporate Guarantors since the dates referenced on Exhibit A.

b)	The sole member of each LLC Guarantor duly authorized, executed and delivered the Limited Liability Company Agreement of the respective LLC Guarantor and each such agreement remains in full force and effect and has not been amended, orally or in writing.

c)	The sole member of each LLC Guarantor has not agreed to take or taken any action to dissolve the LLC Guarantor of which it is a member.

d)	The sole member named in the Limited Liability Company Agreement of each LLC Guarantor is and has been continuously the sole member of the respective LLC Guarantor.

e)	Each provision of the Indentures is enforceable under New York law.

f)	None of the representations or warranties in the Indentures or the Registration Statement contains any untrue statement of material fact or omits to state any material fact necessary to make such statements not misleading.

Based on the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. Each LLC Guarantor is a limited liability company formed and presently subsisting under the Pennsylvania Limited Liability Company Act.

2. Each LLC Guarantor has the limited liability company power to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Debt Guarantees.

3. The Debt Guarantees, upon being duly authorized by all necessary limited liability company action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for limited liability company law purposes by each LLC Guarantor.

Omnicare, Inc.

November 5, 2014

4. Each Corporate Guarantor is a corporation formed and presently subsisting under the laws of the Commonwealth of Pennsylvania.

5. Each Corporate Guarantor has the corporate power to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Debt Guarantees.

6. The Debt Guarantees, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate law purposes by each Corporate Guarantor.

The foregoing opinions are subject to the following exceptions, limitations and qualifications:

a)	We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania.

b)	In expressing the opinions set forth in paragraphs 1 and 4, we have relied solely on the Subsistence Certificates dated October 20, 2014 of the Secretary of the Commonwealth of the Department of State of the Commonwealth of Pennsylvania as to the subsistence of the Guarantors in the Commonwealth of Pennsylvania.

c)	The opinions expressed herein are based upon facts and applicable laws covered by our opinions, each as in existence on this date. We assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may come to our attention or any change in law that may occur. The opinions contained herein are legal opinions only and do not constitute a guarantee or warranty of the matters stated. The opinions are limited to the matters stated, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use to our name under the caption—“Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

By:	/s/ E. Carolan Berkley
E. Carolan Berkley,
A Partner

EXHIBIT A

Secretary’s Certificate of the Guarantors dated November 5, 2014.

Subsistence Certificates dated October 20, 2014 of the Secretary of the Commonwealth of the Department of State of the Commonwealth of Pennsylvania as to the subsistence of the Guarantors in the Commonwealth of Pennsylvania.

Certificate of Organization, Domestic Limited Liability Company of Continuing Care Rx, LLC filed with the Secretary of the Commonwealth, Pennsylvania Department of State, Corporation Bureau on March 30, 2011, effective March 31, 2011; Certificate of Merger or Consolidation, Limited Liability Company filed with the Secretary of the Commonwealth, Pennsylvania Department of State, Corporation Bureau on March 30, 2011, effective March 31, 2011.

Limited Liability Company Agreement of Continuing Care Rx, LLC effective as of March 31, 2011 by CCRx Holdings, Inc., as sole member.

Certificate of Organization, Domestic Limited Liability Company of OPPW Acquisition Sub, LLC filed with the Secretary of the Commonwealth, Pennsylvania Department of State, Corporation Bureau on October 12, 2005; Certificate of Merger or Consolidation, Limited Liability Company filed with the Secretary of the Commonwealth, Pennsylvania Department of State, Corporation Bureau on June 9, 2006 and Agreement and Plan of Merger between OmniCare Pharmacies of Pennsylvania West, Inc. and OPPW Acquisition Sub, LLC, as the survivor, which was renamed as OmniCare Pharmacies of Pennsylvania West, LLC, as part of the Agreement.

Limited Liability Company Agreement of OmniCare Pharmacies of Pennsylvania West, LLC dated June 9, 2006 by NeighborCare, Inc., as sole member.

Certificate of Organization, Domestic Limited Liability Company of Suburban Medical Services, LLC filed with the Secretary of the Commonwealth, Pennsylvania Department of State, Corporation Bureau on December 26, 2008; Certificate of Merger or Consolidation, Limited Liability Company filed with the Secretary of the Commonwealth, Pennsylvania Department of State, Corporation Bureau on December 26, 2008, effective December 31, 2008.

Limited Liability Company Operating Agreement of Suburban Medical Services, LLC dated December 31, 2008 by ASCO Healthcare LLC, as sole member.

Articles of Incorporation of Delco Apothecary, Inc. filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on April 19, 1965; Amended and Restated Bylaws of Delco Apothecary, Inc.

Amended and Restated Articles of Incorporation of NeighborCare, Inc. filed with the Secretary of the Commonwealth, Pennsylvania Department of State as part of the Articles of Merger of Nectarine Acquisition Corp. with NeighborCare, Inc. on July 28, 2005.